UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2009

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On July 27, 2009, Neal C. Isaacson, the Chief Financial Officer and Treasurer of EnerNOC, Inc. (the “Company”), and the Company agreed that Mr. Isaacson would resign as Chief Financial Officer and Treasurer of the Company, effective as of the close of business on July 30, 2009.  The Company and Mr. Isaacson have agreed that Mr. Isaacson will remain employed by the Company in a different role until September 1, 2009, and he will receive severance under his previously-disclosed severance agreement.

(c)                                  On July 27, 2009, the Company entered into an employment offer letter (the “Offer Letter”) to hire and retain Timothy Weller as Chief Financial Officer and Treasurer of the Company.  Pursuant to the terms of the Offer Letter, Mr. Weller’s employment with the Company will begin on July 31, 2009, and he will be employed on an at-will basis.

Mr. Weller, 44, has served as the Managing Director of Sample Path Ventures, a consulting firm, since September 2005.  From June 2007 to May 2008, Mr. Weller also served as Acting Chief Executive Officer and President of Solstice, LLC, a company in the destination club industry.  From August 1999 to December 2002, Mr. Weller served as the Chief Financial Officer and Treasurer of Akamai Technologies, Inc., an Internet applications and content delivery solutions provider.  Mr. Weller received his B.S. and M.S. in Electrical Engineering from Michigan State University and his Ph.D. in Electrical Engineering from the University of Illinois.

Offer Letter

Pursuant to the terms of the Offer Letter, Mr. Weller will receive an annual base salary of $300,000 and will be eligible to receive an annual performance-based bonus award of 65% of his annual base salary.

The Offer Letter provides that Mr. Weller will be granted, under the Company’s 2007 Employee, Director and Consultant Stock Plan (i) 20,000 restricted shares of the Company’s common stock, 100% of which will vest on the first anniversary of the date of grant, and (ii) stock options to purchase 80,000 shares of the Company’s common stock, 6.25% of which will vest on the first anniversary of the date of grant and 2.6% of which will vest per month thereafter.  The restricted stock will be granted at no purchase price and the stock options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, as determined by the Board of Directors of the Company (the “Board”) upon recommendation of the Compensation Committee of the Board.

Severance Agreement

In connection with the commencement of Mr. Weller’s employment with the Company, on July 27, 2009, the Company entered into a Severance Agreement (the “Agreement”) with Mr. Weller.  Pursuant to the terms of the Agreement, if Mr. Weller’s employment is terminated by the Company without cause or by Mr. Weller for good reason, the vesting schedule for all of Mr. Weller’s unvested equity awards will be accelerated by six months and the Company will be required to pay Mr. Weller an amount equal to 100% of his then-current annual base salary in twelve equal monthly installments in arrears commencing one month after the date of termination, plus on the date of such termination his bonus target amount, as established by the Compensation Committee of the Board and as in effect on the date of termination. In addition, the Company will be required to pay Mr. Weller all accrued but unpaid base salary, vacation pay and reasonable and necessary expenses incurred by Mr. Weller on behalf of the Company prior to the termination date, payable on the date of termination.  Upon such a termination, and for a period of twelve months following the termination date, the Company will also be required to maintain, on the same terms, any benefits that Mr. Weller was receiving from the Company as of the termination date.  If it is not permissible for the Company to continue coverage of Mr. Weller under any insurance plans, the Company will be required to pay Mr. Weller such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis.

Pursuant to the Agreement, in the event of a change of control of the Company, the number of equity awards equal to 100% of the total equity awards granted to Mr. Weller will become immediately vested and exercisable.

Under the Agreement, “good reason” includes:

•            a substantial reduction in Mr. Weller’s then current base salary, without his consent;

•            material and continuing diminution of Mr. Weller’s title or responsibilities, duties and authority in the operation and management of the Company as compared to such title and responsibilities, duties and authority on the effective date of the Agreement, without his consent; or

•            the relocation of Mr. Weller’s office more than 50 miles from its current location, without his consent.

Under the Agreement, “cause” includes:

•            a willful failure to perform, or gross negligence in the performance of, Mr. Weller’s duties for the Company or any of its affiliates;

•            a knowing and material breach by Mr. Weller of any obligation to the Company or any of its affiliates with respect to confidential information, non-competition, non-solicitation or the like;

•            Mr. Weller’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to the Company or any of its affiliates; or

•            Mr. Weller’s conviction, or plea of nolo contendere to, a felony or any other crime involving moral turpitude.

A “change of control” is defined under the Agreement to include:

•            the sale of all or substantially all of the Company’s assets or its issued and outstanding capital stock;

•            a merger or consolidation involving the Company in which its stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation; or

•            a change of the majority of the members of the Board as a result of a contested election, but not through appointment or election by the shareholders in the ordinary course.

There is no agreement or understanding between Mr. Weller and any other person pursuant to which he was appointed as Chief Financial Officer and Treasurer of the Company, nor is there any family relationship between Mr. Weller and any of the Company’s directors or other executive officers.  There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Weller had, or will have, a direct or indirect material interest.

The foregoing description of the Offer Letter and the Agreement is qualified in its entirety by the text of the Offer Letter and the Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 8.01.	Other Events.

On July 31, 2009, the Company issued a press release announcing Mr. Isaacson’s departure as its Chief Financial Officer and Treasurer and the appointment of Mr. Weller to replace Mr. Isaacson as Chief Financial Officer and Treasurer of the Company.  The full text of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: July 31, 2009	By:	/s/ Timothy G. Healy
	Name:	Timothy G. Healy
	Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated as of July 27, 2009, between EnerNOC, Inc. and Timothy Weller.

10.2	Severance Agreement, dated as of July 27, 2009, by and between EnerNOC, Inc. and Timothy Weller.

99.1	Press release issued by EnerNOC, Inc. on July 31, 2009.